Exhibit 10.11

BIOPHARMX CORPORATION

SUBSCRIPTION AGREEMENT

As of March ___, 2014

Mr. James Pekarsky
Chief Executive Officer
BioPharmX Corporation
1098 Hamilton Court
Menlo Park, California 94025

1.	Subscription.

(a)
The undersigned subscriber (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of shares (the “Shares”) of the Company’s Series A preferred stock, par value $.001 per share (“Series A Preferred Stock”), with the powers, preferences, rights, qualifications, limitations and restrictions as set forth in the certificate of designations in the form of Exhibit A hereto (the “Certificate of Designations”), set forth on the signature page hereto from BioPharmX Corporation, a Nevada corporation (the “Company”) for the purchase price of $1.85 per share in connection with the Company’s offering of up to $6,000,000 in Series A Preferred Stock together with the right to receive warrants for no additional consideration (the “Offering”), in the form of Exhibit B hereto, granting subscriber the right to purchase a number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) equal to fifty percent (50%) of the number of shares of Common Stock into which the Shares are convertible (such warrants, the “Warrants;” together with the Series A Preferred Stock, the “Securities”).  The Warrants will have an initial exercise price equal to $3.70 per share and shall be exercisable for a three (3) year period.  In addition, the Shares and shares issuable upon exercise of the Warrants (the “Warrant Shares”) shall have the registration rights as provided in Section 4 hereof.  In addition, Subscriber agrees to enter into the Investor Rights Agreement (the “Investor Rights Agreement”), in the form of Exhibit C hereto, granting the Subscriber additional rights from the Company and certain of its shareholders.

This Subscription Agreement and the Investor Rights Agreement (the “Subscription Agreement”) together with the Exhibits and Schedules thereto constitutes the “Offering Documents.”

This subscription is based solely upon the information provided in the Offering Documents and upon the Subscriber’s own investigation as to the merits and risks of this investment.  The Subscriber shall deliver herewith duly executed copies of the signature pages to the following documents: (i) the Subscription Agreement, and (ii) the Accredited Investor Questionnaire & Form W-9.

The Offering may be consummated at more than one closing to occur on a date as may be determined by the Company. Each such closing is referred to as a “Closing” and the date of each such Closing is referred to as the “Closing Date.”  A final Closing shall be held by the Company on or before March 31, 2014”), which can be extended up to April 30, 2014 by the Company’s board of directors (the “Final Closing Date”).  At each Closing with respect to the Shares subscribed for hereby and accepted by the Company, the Escrow Agent shall release and turn over the subscription payments for the Shares to the Company and the Company shall promptly thereafter deliver to the Subscriber, the stock certificate for the Shares.  If the Company does not accept this subscription, in whole or in part, the Escrow Agent will promptly refund to the Subscriber, without deduction therefrom, any subscription payment received from the Subscriber for the Shares, the subscription for which was not accepted by the Company.

(b)
Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the number of Shares from the Company set forth on the signature page hereof, and when this Agreement is accepted and executed by the Company, the Company agrees to issue such Shares to the Subscriber.  The subscription price is payable by wire transfer to “Ofsink PLLC” pursuant to the following wire instructions.

WIRING INSTRUCTIONS

Bank’s Name and Address:	JP Morgan Chase N.A.
919 Third Avenue
New York, NY 10022
Account #:	3065087958
ABA Routing #:	021000021
SWIFT:	CHASUS33 (for overseas transfers)
Account Title:	BioPharmX Escrow Account

2.
Subscriber Representations, Warranties and Agreements.  The Subscriber hereby acknowledges, represents and warrants as follows (with the understanding that the Company will rely on such representations and warranties in determining, among other matters, the suitability of this investment for the Subscriber in order to comply with federal and state securities laws):

(a)
In connection with this subscription, the Subscriber has read this Subscription Agreement and the other Offering Documents.  The Subscriber acknowledges that this Subscription Agreement is not intended to set forth all of the information which might be deemed pertinent by an investor who is considering an investment in the Securities.  It being the responsibility of Subscriber (i) to determine what additional information he desires to obtain in evaluating this investment and (ii) to obtain such information from the Company.

(b)
THIS OFFERING IS LIMITED TO PERSONS WHO ARE “ACCREDITED INVESTORS,” AS THAT TERM IS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND WHO HAVE THE FINANCIAL MEANS AND THE BUSINESS, FINANCIAL AND INVESTMENT EXPERIENCE AND ACUMEN TO CONDUCT AN INVESTIGATION AS TO, AND TO EVALUATE, THE MERITS AND RISKS OF THIS INVESTMENT. THE SUBSCRIBER HEREBY REPRESENTS THAT HE HAS READ, IS FAMILIAR WITH AND UNDERSTANDS RULE 501 OF REGULATION D UNDER THE ACT.  THE SUBSCRIBER IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) OF REGULATION D.

(c)
The Subscriber has had full access to all the information which the Subscriber (or the Subscriber’s advisor) considers necessary or appropriate to make an informed decision with respect to the Subscriber’s investment in the Securities.  The Subscriber acknowledges that the Company has made available to the Subscriber and the Subscriber’s advisors the opportunity to examine and copy any contract, matter or information which the Subscriber considers relevant or appropriate in connection with this investment and to ask questions and receive answers relating to any such matters including, without limitation, the financial condition, management, employees, business, obligations, corporate books and records, budgets, business plans of and other matters relevant to the Company.  To the extent the Subscriber has not sought information regarding any particular matter, the Subscriber represents that he or she had and has no interest in doing so and that such matters are not material to the Subscriber in connection with this investment.  The Subscriber has accepted the responsibility for conducting the Subscriber’s own investigation and obtaining for itself such information as to the foregoing and all other subjects as the Subscriber deems relevant or appropriate in connection with this investment.  The Subscriber is not relying on any representation other than that contained herein.  The Subscriber acknowledges that no representation regarding projected financial performance or a projected rate of return has been made to it by any party.

(d)
The Subscriber understands that the offering of the Securities has not been registered under the Securities Act, in reliance on an exemption for private offerings provided pursuant to Section 4(2) of the Securities Act and that, as a result, the Shares, as well as the securities issuable upon conversion of the Shares as set forth in the Certificate of Designations and the  securities issuable in connection with such securities (collectively, the “Conversion Securities”), will be “restricted securities” as that term is defined in Rule 144 under the Act and, accordingly, under Rule 144 as currently in effect, that the Shares or the Conversion Securities must be held until the latest of (i) at least one (1) year after the investment has been made (or indefinitely if the Subscriber is deemed an “affiliate” within the meaning of such rule), or (ii) January 23, 2015, one year from the closing of the reverse acquisition transaction, unless the Shares or Conversion Securities are subsequently registered under the Securities Act and qualified under any other applicable securities law or exemptions from such registration and qualification are available.  The Subscriber understands that except as set forth in Section 4 hereof the Company is under no obligation to register the Securities under the Securities Act or to register or qualify the Securities under any other applicable securities law, or to comply with any other exemption under the Securities Act or any other securities law, and that the Subscriber has no right to require such registration.  The Subscriber further understands that the Offering of the Securities has not been qualified or registered under any foreign or state securities laws in reliance upon the representations made and information furnished by the Subscriber herein and any other documents delivered by the Subscriber in connection with this subscription; that the Offering has not been reviewed by the Commission or by any foreign or state securities authorities; that the Subscriber’s rights to transfer the Securities will be restricted, which includes restrictions against transfers unless the transfer is not in violation of the Securities Act and applicable state securities laws (including investor suitability standards); and that the Company may in its sole discretion require the Subscriber to provide at Subscriber’s own expense an opinion of its counsel to the effect that any proposed transfer is not in violation of the Act or any state securities laws.

(e)
The Subscriber is empowered and duly authorized to enter into this Subscription Agreement which constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms; and the person signing this Subscription Agreement on behalf of the Subscriber is empowered and duly authorized to do so.

(f)
The Subscriber has liquid assets sufficient to assure that the purchase price of the Securities will cause no undue financial difficulties and that, after purchasing the Securities the Subscriber will be able to provide for any foreseeable current needs and possible personal contingencies; the Subscriber is able to bear the risk of illiquidity and the risk of a complete loss of this investment.

(g)
The information in any documents delivered by the Subscriber in connection with this subscription, including, but not limited to the Investor Questionnaire, is true, correct and complete in all respects as of the date hereof.  The Subscriber agrees promptly to notify the Company in writing of any change in such information after the date hereof.

(h)
The offering and sale of the Securities to the Subscriber were not made through any advertisement in printed media of general and regular paid circulation, radio or television or any other form of advertisement, or as part of a general solicitation.

(i)
The Subscriber recognizes that an investment in the Securities involves significant risks.  The Subscriber has read and understands such risks and that such risks, and others, can result in the loss of the Subscriber’s entire investment in the Securities.

(j)
The Subscriber is acquiring the Securities, as principal, for the Subscriber’s own account for investment purposes only, and not with a present intention toward or for the resale, distribution or fractionalization thereof, and no other person has a beneficial interest in the Securities.  The Subscriber has no present intention of selling or otherwise distributing or disposing of the Securities, and understands that an investment in the Securities must be considered a long-term illiquid investment.

3.
Representations, Warranties and Covenants of the Company.  As a material inducement of the Subscribers to enter into this Subscription Agreement and subscribe for the Securities, the Company represents and warrants to the Subscriber, as of the date hereof, as follows:

(a)
Organization and Standing.  The Company is a duly organized corporation, validly existing and in good standing under the laws of the State of Nevada, has full power to carry on its business as and where such business is now being conducted and to own, lease and operate the properties and assets now owned or operated by it and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect on the Company.  “Material Adverse Effect” means any circumstance, change in, or effect on the Company that, individually or in the aggregate with any other similar circumstances, changes in, or effects on, the Company taken as a whole: (i) is, or is reasonably expected to be, materially adverse to the business, operations, assets, liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company taken as a whole, or (ii) is reasonably expected to adversely affect the ability of the Company to operate or conduct the Company’s business in the manner in which it is currently operated or conducted or proposed to be operated or conducted by the Company; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any change, event, state of facts or development generally affecting the general political, economic or business conditions of the United States; (ii) any change, event, state of facts or development generally affecting the medical device industry; (iii) any change, event, state of facts or development arising from or relating to compliance with the terms of this Subscription Agreement; (iv) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions; (v) changes in laws or Generally Accepted Accounting Principles after date hereof or interpretation thereof; or (vi) any matter set forth in the Offering Documents or the Schedules or Exhibits thereto.

(b)
Subsidiaries.  Except for BiopharmX Inc., a Delaware corporation, as of the date herein, the Company does not own or control any subsidiaries. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

(c)
Authority.  The execution, delivery and performance of this Subscription Agreement and the other Offering Documents by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. Each of the documents contained in the Offering Documents has been (or upon delivery will be) duly executed by the Company is or, when delivered in accordance with the terms hereof, will constitute, assuming due authorization, execution and delivery by each of the parties thereto, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d)
No Conflict.  The execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby do not (i) violate or conflict with the Company’s Certificate of Incorporation, By-laws or other organizational documents, (ii) conflict with or result (with the lapse of time or giving of notice or both) in a material breach or default under any material agreement or instrument to which the Company is a party or by which the Company is otherwise bound, or (iii) violate any order, judgment, law, statute, rule or regulation applicable to the Company, except where such violation, conflict or breach would not have a Material Adverse Effect on the Company.  This Subscription Agreement when executed by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors’ rights generally).

(e)	Authorization. Issuance of the Securities to Subscriber has been duly authorized by all necessary corporate actions of the Company.

(f)
Litigation and Other Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company at law or in equity before or by any court or Federal, state, municipal or their governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which could materially adversely affect the Company.  The Company is not subject to any continuing order, writ, injunction or decree of any court or agency against it which would have a material adverse effect on the Company.

(g)	Use of Proceeds. The proceeds of this Offering and sale of the Securities, net of payment of placement expenses, will be used by the Company for working capital and general corporate purposes.

(h)
Consents/Approvals.  No consents, filings (other than Federal and state securities filings relating to the issuance of the Securities pursuant to applicable exemptions from registration, which the Company hereby undertakes to make in a timely fashion), authorizations or other actions of any governmental authority are required to be obtained or made by the Company for the Company’s execution, delivery and performance of this Subscription Agreement which have not already been obtained or made or will be made in a timely manner following the initial Closing.

(i)
Placement Agents.  The Company may engage finders, brokers or placement agents in connection with the transactions contemplated hereby and pay to such brokers fees not to exceed ten (10) percent of the gross proceeds of the Offering and shares of Common Stock representing ten (10) percent of shares of Common Stock sold in the Offering.

(j)
Capitalization. A capitalization table illustrating the authorized and outstanding capital stock of the Company as of the date hereof is attached as Schedule 3(j).  All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and non-assessable.  As of the date hereof, except as disclosed in Schedule 3(j), and except for Securities issued in the Offering (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (iv) except for its obligations under Section 4 of this Agreement, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Act, (v) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries, and (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or exercise of the Securities as described in this Subscription Agreement.  The Company has furnished to the Subscriber true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.  Schedule 3(j) also lists all outstanding debt of the Company with sufficient detail acceptable to Subscriber.

(k)
Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its businesses as now conducted.  The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement.

(l)
Disclosure. No representation or warranty by the Company in this Subscription Agreement, the other Offering Documents, nor in any certificate, Schedule or Exhibit delivered or to be delivered pursuant to this Subscription Agreement or the other Offering Documents: contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.  To the knowledge of the Company at the time of the execution of this Subscription Agreement and at each Closing, there is no information concerning the Company which has not heretofore been disclosed to the Subscribers that would have a Material Adverse Effect.

(m)
Title.  The Company has good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects.

(n)
Tax Status.  The Company has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such returns, reports and declarations are true, correct and accurate in all material respects.  The Company has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, for which adequate reserves have been established, in accordance with generally accepted accounting principles (“GAAP”), and except where the failure to do so would not constitute a Material Adverse Effect on the Company.

(o)
Compliance with Laws. The business of the Company has been and is presently being conducted so as to comply with all applicable material federal, state and local governmental laws, rules, regulations and ordinances.

(p)
Restrictions on Business Activities.  There is no judgment, order, decree, writ or injunction binding upon the Company or any subsidiary or, to the knowledge of the Company or any subsidiary, threatened that has or could prohibit or impair the conduct of their respective businesses as currently conducted or any business practice of the Company or any subsidiary, including the acquisition of property, the provision of services, the hiring of employees or the solicitation of clients, in each case either individually or in the aggregate.

(r)	Issuances. The Company’s common stock issuable upon conversion of the Shares and exercise of Warrants will be validly issued, fully paid and nonassessable.

(s)
USA PATRIOT Act and Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into Law October 26, 2001) (the “USA PATRIOT Act”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company or any of its Subsidiaries with respect to the Money Laundering Laws or USA PATRIOT Act is pending or, to the best knowledge of the Company, threatened.

(t)
For twelve months after the Closing, the Subscribers that have subscribed for at least $500,000 of the Shares shall have the right to purchase on a pro-rata basis up to an aggregate of 50% of the securities offered by the Company in any subsequent offering (the “Follow-On Financing”) upon the same terms as offered to all other offerees. The Subscribers shall be given not less than ten days prior written notice (the “Notice of Sale”) of any proposed Follow-On Financing and shall have the right during the ten days following receipt of the Notice of Sale to purchase the securities offered in the Follow-On Financing.

(u)
Within 12 months after the first Closing, the Company shall increase the number of the directors of the Company to 5, including the current directors, and the Board of Directors shall appoint at least one director qualifying as an audit committee financial expert, as defined in Item 407(d)(5)(i) of Regulation S-K, and two directors qualifying as independent directors pursuant to the definition of “independent director” under the Rules of NASDAQ, Marketplace Rule 5605(a)(2).

(v)
For sixty (60) days after the date hereof, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Subscriber, then the Company shall notify the Subscriber of such additional or more favorable term and such term, at Subscriber’s option, shall become a part of the transaction documents with the Subscriber.  The types of terms contained in another security that may be more favorable to the holder of such security shall not include any rights to representation on the Company’s board of directors.

Section 4.         Registration Rights.

(a)	Registration Rights.

(i)
If at any time following the approval of the Common Stock for listing on the NASDAQ or NYSE, (a) there is no effective Registration Statement with respect to shares of Common Stock underlying the Series A Preferred Stock and the Warrant Shares (the “Registrable Shares”) and (b) not all of the outstanding Registrable Shares may be sold without registration pursuant to Rule 144 under the Securities Act, then Subscribers that at the time of the written demand (directly or with their affiliates) hold the Registrable Shares representing more than 50% of the Registrable Shares then outstanding (individually, a “Demanding Holder” and collectively, the “Demanding Holders”), may make a written demand for registration (a “Demand Registration” and the registration statement to be filed pursuant to such Demand Registration, the “Demand Registration Statement”) under the Securities Act of the sale of all or part of its Registrable Shares. Any request for a Demand Registration shall specify the number of shares (or other amount) of Registrable Shares proposed to be sold and the intended method(s) of distribution thereof (such written demand, the “Demand Notice”). The Company will notify the Subscribers other than the Demanding Holder of the Demand Registration (each such Holder including Shares of its Registrable Shares in such registration, a “Participating Holder”) as soon as practicable, and each such other Holder who wishes to include all or a portion of its Registrable Shares of the type that are the subject of the Demand Registration Statement proposed to be filed in such Demand Registration Statement shall so notify the Company within fifteen (15) days after receipt of such notice (the “Demanding Subscribers’ Deadline”).  The Company shall use its best efforts to file such Demand Registration Statement within forty five (45) days (the “Required Filing Date”) after receiving the Demand Notice, and use its best efforts to have the Demand Registration Statement declared effective by the U.S. Securities and Exchange Commission, not later than ninety (90) days after the Required Filing Date. The Company shall not be obligated to effect more than two (2) Demand Registrations under this Section 4(a) in respect of Registrable Shares.

(ii)
The Company will pay all expenses associated with the registration, including, without limitation, filing and printing fees, accounting fees and expenses, costs, if any, associated with clearing the Registrable Securities for sale under applicable state securities laws.

(b)
Subscriber Information. Each Subscriber shall (A) furnish to the Company such information regarding itself, the Registrable Securities, other securities of the Company held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably requested by the Company to effect and maintain the effectiveness of the Registration Statement, (B) execute such documents in connection with the Registration Statement as the Company may reasonably request and (C) immediately discontinue disposition of Registrable Securities pursuant to any registration statement upon notice from the Company of (x) the issuance of any stop order or other suspension of effectiveness of the Registration Statement by the Commission, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction by the applicable regulatory authorities or (y) the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (z) the failure of the prospectus included in the Registration Statement, as then in effect, to comply with the requirements of the Securities Act until the Subscriber’s receipt of a supplemented or amended prospectus or receipt of notice that no supplement or amendment is required.

(c)	Indemnification.

(i)
In the event any Registrable Securities are included in the Registration Statement under this Section 4, to the extent permitted by law, the Company will indemnify and hold harmless each of the Subscribers (including their officers, directors, members and partners), any underwriter (as defined in the Securities Act) for the Subscribers and each person, if any, who controls such Subscriber or underwriter within the meaning of the Securities Act or the Exchange Act (each a “Subscriber Indemnified Person”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law (“Claims”), insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to the Subscriber Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any Claim; provided, however, that the indemnity agreement contained in this Section 4 shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to any Subscriber Indemnified Person for any such Claim to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Subscriber Indemnified Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Subscriber Indemnified Person and shall survive the transfer of the Registrable Securities by the Subscribers.

(ii)
In the event any Registrable Securities are included in the Registration Statement under this Section 4 to the extent permitted by law, each Subscriber shall, severally and not jointly, indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 4, the Company, each of its directors, each of its officers who signs the registration statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Securities Exchange Act  of 1934, as amended (the “Exchange Act”), (each, a “Company Indemnified Person”), against any Claim, insofar as such Claims arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in strict conformity with written information furnished to the Company by such Subscriber expressly for use in the Registration Statement; and, subject to Section 4, such Subscriber will reimburse any legal or other expenses reasonably incurred by any Company Indemnified Person in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 4 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the indemnifying Subscriber, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and shall survive the transfer of the Registrable Securities by the Subscribers.

(iii)
Promptly after receipt by a Subscriber Indemnified Person or Company Indemnified Person (each, an “Indemnified Person”) under this Section 4 of notice of a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall, by giving written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Claim, have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Subscriber Indemnified Person or Company Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In the case of any Company Indemnified Person, legal counsel referred to in the proviso of the immediately preceding sentence shall be selected by the holders holding at least a majority in interest of the Registrable Securities included in the registration statement to which the Claim relates. The Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Person that relates to such action or Claim. The indemnifying party shall keep the Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a full and general release from all liability in respect to such Claim or litigation, and such settlement (a) shall provide for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) shall not include any finding or admission as to fault on the part of the Indemnified Person and (c) shall have no effect on any other claims that may be made against the Indemnified Party.

Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 4, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

5.
Legends.  The Subscriber understands and agrees that the Company will cause any necessary legends to be placed upon any instruments(s) evidencing ownership of the Securities, together with any other legend that may be required by federal or state securities laws or deemed necessary or desirable by the Company.

6.	General Provisions.

(a)
Confidentiality.  The Subscriber covenants and agrees that it will keep confidential and will not disclose or divulge any confidential or proprietary information that such Subscriber may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to such Subscriber in connection with this offering or as a result of discussions with or inquiry made to the Company, unless such information is known, or until such information becomes known, to the public through no action by the Subscriber; provided, however, that a Subscriber may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary in connection with his or her investment in the Company so long as any such professional to whom such information is disclosed is made aware of the Subscriber’s obligations hereunder and such professional agrees to be likewise bound as though such professional were a party hereto, (ii) if such information becomes generally available to the public through no fault of the Subscriber, or (iii) if such disclosure is required by applicable law or judicial order.

(b)
Successors.  The covenants, representations and warranties contained in this Subscription Agreement shall be binding on the Subscriber’s and the Company’s heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company.  The rights and obligations of this Subscription Agreement may not be assigned by any party without the prior written consent of the other party.

(c)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

(d)
Execution by Facsimile.  Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

(e)
Governing Law and Jurisdiction.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within such state and without regard to conflicts of laws provisions.  Any legal action or proceeding arising out of or relating to this Subscription Agreement and/or the other Offering Documents may be instituted in the courts of the State of New York sitting in New York County or in the United States of America for the Southern District of New York, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding.  Subscriber hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Subscription Agreement and/or the other Offering Documents and brought in any such court, any claim that Subscriber is not subject personally to the jurisdiction of the above named courts, that Subscriber’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(f)	(i)
Indemnification Generally.  The Company, on the one hand, and the Subscriber, on the other hand (for the purpose of this Section 6(f) only, each an “Indemnifying Party”), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) resulting from any breach of a representation and warranty, covenant or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing.  Notwithstanding any provision herein to the contrary, the indemnification obligation of any Subscriber shall be limited to the investment amount in the Shares purchased by said Subscriber, except to the extent that such indemnification obligation relates to a breach of Section 2(b).

(ii)
Indemnification Procedures.  Each person entitled to indemnification under this Section 6 (for the purpose of this Section 6(f) only, an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section 6 of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not release such Indemnifying Party from any liability that it may have, otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party.  Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and, if and after such assumption, the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below.  In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

g.
Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall subsequently designate in writing to the other party):

(i)	if to the Issuer: BioPharmX Corporation 1098 Hamilton Court Menlo Park, California 94025 Attn: Mr. James Pekarsky Facsimile: (650) 900-4130

(ii)	if to the Subscriber to the address set forth next to its name on the signature page hereto.

h.
Entire Agreement.  This Subscription Agreement (including the Exhibits attached hereto) and other Offering Documents delivered at  a Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings between or among the parties with respect to such subject matter.  The Exhibits constitute a part hereof as though set forth in full above.

i.
Amendment; Waiver.  This Subscription Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and the holders of not less than a majority of the Shares at the time such consent is sought.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Subscription Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any provision shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.  The rights and remedies of the parties under this Subscription Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

j.
No Impairment.  At all times after the date hereof, the Company will not take or permit any action, or cause or permit any subsidiary to take or permit any action that materially impairs or adversely affects the rights of the Subscribers under the this Agreement or any of the other Offering Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has executed this Subscription Agreement as of the date first written above.

BIOPHARMX CORPORATION

By:
Name:	James Pekarsky
Title:	Chief Executive Officer

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL

DOLLAR AMOUNT INVESTED $_____________________________
NUMBER OF SHARES:_____________________________________
NUMBER OF WARRANTS:__________________________________

NAME IN WHICH SHARES AND WARRANT SHOULD BE ISSUED:

AMOUNT INVESTED TO BE SENT VIA:                          ☐   Check (enclosed)                                        ☐   Wire

Address Information
For individual subscribers this address should be the Subscriber’s primary legal residence.  For entities other than individual subscribers, please provide address information for the entities primary place of business.  Information regarding a joint subscriber should be included in the column at right.

_________________________________ Legal Address	_________________________________ Legal Address
_________________________________ City, State, and Zip Code	_________________________________ City, State, and Zip Code

Alternate Address Information
Subscribers who wish to receive correspondence at an address other than the address listed above should complete the Alternate Address section on the following page.
_________________________________ Tax ID # or Social Security #	_________________________________ Tax ID # or Social Security #
AGREED AND SUBSCRIBED This __ day of ______________________, 2014 By:_________________________________ Name: Title (if any):	AGREED AND SUBSCRIBED SIGNATURE OF JOINT SUBSCRIBER (if any) This __ day of ______________________, 2014 By:_________________________________ Name: Title (if any):
__________________________________ Subscriber Name (Typed or Printed)	__________________________________ Additional Subscriber Name (Typed or Printed)

ACCEPTED: BIOPHARMX CORPORATION By:_________________________________ Name: James Pekarsky Title: Chief Executive Officer Date of Acceptance: ____________________
Alternate Address Information (if applicable)

_________________________________ Alternate Address for Correspondence	_________________________________ Alternate Address for Correspondence
_________________________________ City, State and Zip Code	_________________________________ City, State and Zip Code
_________________________________ Telephone	_________________________________ Telephone
_________________________________ Facsimile	_________________________________ Facsimile
_________________________________ Tax ID # or Social Security #	_________________________________ Tax ID # or Social Security #

CERTIFICATE OF SIGNATORY

(To be completed if the Shares are
being subscribed for by an entity)

I,                                          , am the___________________________ of _____________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Shares, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

           IN WITNESS WHEREOF, I have set my hand this ____ day of ______________, 2014.

(Signature)

Schedule 3(j)
Capitalization

Authorized capital: 90,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share.

Securities Type	Number of Shares Outstanding	Underlying Common Stock	Principal Amount
Common Stock	9,025,000	9,025,000	-
Options	-	2,606,000	-
Warrant Rights(1)	-	337,838	-
Convertible Notes of BioPharmX Inc.	-	1,182,432	$1,750,000.00
Secured Convertible Notes of BioPharmX Inc.	-	337,838	$500,000.00
TOTAL	-	13,489,108	$2,250,000.00
_________
(1) The holder of the 6% secured convertible promissory notes in the aggregate principal amount of $500,000 issued by BioPharmX Inc., a wholly-owned subsidiary of the Company, has the right to receive warrants to purchase a number of shares of the Company’s common stock equal to 100% of the number of shares issuable upon conversion of the notes. The conversion price of the notes is equal to 80% of the per share price of this offering or $1.48.

EXHIBIT A

DESIGNATIONS, PREFERENCES AND RIGHTS
OF SERIES A PREFERRED STOCK
OF
BIOPHARMX CORPORATION

BioPharmX Corporation  (the "Company"), a corporation organized and existing under and by virtue of the Revised Statutes of the State of Nevada (the "NRS"), in accordance with Section 78.1955 of the NRS, DOES HEREBY CERTIFY that:

The Articles of Incorporation of the Company provide that the Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $.001 per share. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation and the NRS, the Board of Directors has adopted resolutions providing for the designation, rights, powers and preferences and the qualifications, limitations and restrictions of 3,300,000 shares of Series A Preferred Stock, and that a copy of such resolutions is as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company, the provisions of its Articles of Incorporation, as amended, and in accordance with the Revised Statutes of the State of Nevada, the Board of Directors hereby establishes a series of the authorized preferred stock of the Company with par value of $.001 per share, which series shall be designated as “Series A Preferred Stock” and which will consist of 3,300,000 shares and will have powers, preferences, rights, qualifications, limitations and restrictions thereof, as follows:

1.             Definitions.  For the purposes hereof, the following definitions shall apply:

1.1           “Available Funds and Assets” has the meaning set forth in Section 3 hereof.

1.2           “Board” means the Board of Directors of the Company.

1.3           “Certificate” means this Certificate of Designations, Preferences and Rights of Series A Preferred Stock.

1.4           “Common Stock" means the Company's common stock, par value $0.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

1.5           “Company” means BioPharmX Corporation, a Nevada corporation.

1.6           “Conversion Rate” has the meaning set forth in Section 5 hereof.

1.7           “Original Issue Date” means the date on which the first share of Series A Preferred is issued by the Company.

1.8           “Original Purchase Price” shall mean $1.85 per share.

1.9           “Registered Holder” shall mean each holder of Series A Preferred as reflected on the books of the Company.

1.10         “Securities Act” means the Securities Act of 1933, as amended.

1.11         “Series A Preferred” means the Series A Preferred Stock of the Company.

1.12         “Subscription Agreement” means the subscription agreement between the Company and each holder of shares of Series A Preferred.

1.13         “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

1.14         “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question:  the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, or the NYSE Euronext.

1.15         “VWAP” shall mean the volume weighted average price of the Common Stock during any trading day as reported by or based on information provided by Bloomberg LP or other reputable reporting service reasonably acceptable to the Company.

1.16         “Warrant” shall mean a warrant to purchase 50% of the number of shares of Common Stock issuable upon the conversion of the Series A Preferred, substantially in the form of the common stock purchase warrant annexed to the Subscription Agreement as Exhibit B.

2.              Interest.  Each Registered Holder of outstanding shares of the Series A Preferred shall be entitled to interest payments at the rate of 6% of the Original Purchase Price per annum, compounded daily, calculated on the basis of a 360 day year and payable within five calendar days of January 1 each year.   At any time that the Common Stock is traded on a Trading Market, interest hereunder may be payable, at the option of the Company, in shares of Common Stock ("Interest Shares") or in cash.  Interest paid in Interest Shares shall be paid in a number of fully paid and non-assessable shares (rounded up to the nearest whole share) of Common Stock equal to the quotient of (i) the amount of interest payable divided by the average of VWAP for each day during the period commencing twenty (20) Trading Days prior to but not including the date when the dividend has been declared by the Board.

3.              Dividends and Distributions.  Each Registered Holder of the Series A Preferred shall not be entitled to dividends unless the Company pays cash dividends or dividends in other property to holders of outstanding shares of Common Stock, in which event, each outstanding share of the Series A Preferred will be entitled to receive dividends of cash or property, out of any assets legally available therefor, in an amount or value equal to the amount of dividends per share of Series A Preferred, as would have been payable on the number of shares of Common Stock into which each share of Series A Preferred would be convertible, if such shares of Series A Preferred had been converted to Common Stock as of the record date for the determination of holders of Common Stock entitled to receive such dividends.  Any dividend payable to the Series A Preferred will have the same record and payment date and terms as the dividend payable on the Common Stock.

4.              Liquidation Rights.  In the event of any Liquidation Event (as defined below), the funds and assets of the Company that may be legally distributed to the Company’s stockholders (the “Available Funds and Assets”) shall be distributed to the Company’s stockholders in the following manner:

4.1            Series A Preferred.  First, the holders of Series A Preferred shall be entitled to receive, prior and in preference to the holders of Common Stock, for each share of Series A Preferred an amount per share of Series A Preferred equal to the sum of (i) the Original Purchase Price, (ii) any accrued interest due under Section 2 above, and (iii) any declared and unpaid dividends, which shall be paid in cash (the “Series A Liquidation Preference”).  If the Available Funds and Assets distributed to the holders of the Series A Preferred are insufficient to permit the payment to such holders of the full Series A Liquidation Preference, then the Available Funds and Assets shall be distributed to the holders of the Series A Preferred pro rata based upon the number of shares of Series A Preferred held by each holder.

4.2            Common Stock.  Second, the Available Funds and Assets, if any, remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred of their full preferential amounts, in accordance with Section 3.1, shall be distributed among the holders of Common Stock on a per share basis.

4.3            Liquidation Event.

(a)           Unless waived in any specific instance by the holders of at least fifty-one percent (51%) of the shares of Series A Preferred then-outstanding, voting or acting as a single class on an as-converted to Common Stock basis (the “Majority Holders”), a “Liquidation Event” shall mean any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, and shall be deemed to be occasioned by, or to include, (x) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger, conversion or consolidation) unless the Company’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least a majority of the voting power of the surviving or acquiring entity, or its direct or indirect parent entity (except that the sale by the Company of shares of its capital stock to investors in bona fide equity financing transactions, or in connection with a Qualifying Listing (as defined under the Subscription Agreement), shall not be deemed a Liquidation Event for this purpose) or (y) a sale or other disposition or transfer of all or substantially all of the assets of the Company in any transaction or series of related transactions, including a sale or other disposition or transfer of all or substantially all of the assets of the Company’s subsidiaries, if such assets constitute substantially all of the assets of the Company and such subsidiaries taken as a whole.

(b)           In any of such events, if the consideration received by or with respect to the Company is other than cash or securities, its value will be deemed its fair market value as determined in good faith by a majority of the Board of Directors.  Any securities to be delivered to the holders of the Series A Preferred or Common Stock, as the case may be, shall be valued as follows:

(i)            If traded on a national securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) day period ending three (3) days prior to the closing;

(ii)           If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) day period ending three (3) days prior to the closing; and

(iii)          If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by a majority of the Board of Directors of the Company.

5.             Voting Rights.

5.1           Common Stock.  Except as otherwise provided herein or by applicable law, the holders of shares of Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Company.  Each holder of shares of Common Stock shall be entitled to one (1) vote for each whole share of Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company.

5.2           Series A Preferred.  Each holder of shares of Series A Preferred shall be entitled to one (1) vote for each whole share of Common Stock into which such shares of Series A Preferred could be converted pursuant to the provisions of Section 5.1 on the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, on the date such vote is taken or any written consent of the stockholders is solicited.

5.3           General.  Subject to the other provisions of this Certificate, each holder of Series A Preferred shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law.  Except as otherwise provided in this Certificate and applicable law, the holders of Series A Preferred and the holders of Common Stock shall vote together and not as separate classes.

6.             Conversion.

6.1           Mandatory Conversion.

(a)           Requirements. The outstanding shares of Series A Preferred shall be converted automatically into fully-paid and non-assessable shares of Common Stock at the rate of one share of Common Stock for one share of Series A Preferred (the “Conversion Rate”) upon the Company achieving a Qualifying Listing (as defined in the Subscription Agreement) (the “Mandatory Conversion”) which occurs on or before the third anniversary of the Original Issue Date.

(b)           Procedures.  Upon the occurrence of the event specified in Section 6.1(a) above, the outstanding shares of Series A Preferred shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock unless the certificates evidencing the shares of Series A Preferred are delivered to the Company as provided below, or the holder notifies the Company that the certificates have been lost, stolen or destroyed, and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the certificates.  Upon the occurrence of the Mandatory Conversion, the holders of Series A Preferred shall surrender the certificates representing the shares at the office of the Company.  Thereupon, there shall be issued and delivered to the holder promptly at the office and in its name as shown on the surrendered certificates, a certificate for the number of shares of Common Stock into which the shares of Series A Preferred surrendered were convertible on the date on which the Mandatory Conversion occurred.

6.2           Optional Conversion.

(a)           Requirements. At the option of the Registered Holder thereof, the outstanding shares of Series A Preferred shall be convertible into shares of Common Stock at the Conversion Rate.

(b)           Procedures. Each Registered Holder of shares who elects to convert such shares pursuant to Section 6.2(a) above shall surrender its certificate(s) for such shares, duly endorsed, at the office of the Company, and shall give written notice to the Company at that office that the holder elects to convert the same and shall state therein the number of shares of Series A Preferred being converted (a “Notice of Conversion”).  Upon receipt of a Notice of Conversion, the Company shall promptly issue and deliver at that office to the Registered Holder a certificate(s) for the number of shares of Common Stock which the Registered Holder is entitled to receive upon the conversion and the Warrant.  The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate(s) representing the shares of Series A Preferred to be converted, and the Registered Holder entitled to receive the shares of Common Stock issuable upon the conversion shall be treated for all purposes as the record holder of the shares of Common Stock on that date.

6.3           Restrictive Legend.  Certificates evidencing shares of Common Stock and the Warrant issued upon the Mandatory Conversion shall be issued with a restrictive legend indicating that such securities were issued in a transaction which is exempt from registration under the Securities Act, and that they cannot be transferred unless (i) they have been registered under the Securities Act, (ii) an exemption from registration is available in the opinion of counsel to the Company or (iii) there is submitted to the Company such other evidence as may be satisfactory to the Company to the effect that any such transfer shall be in compliance with the Securities Act and applicable state securities law.

6.4           New Stock Certificate.  In the event less than all the shares represented by a certificate are converted, the Company shall promptly issue to the holder thereof a new certificate representing the unconverted shares.

7.             Adjustments.

7.1           Adjustments for Subdivisions, Combinations or Consolidations of Common Stock.  If at any time or from time to time the outstanding shares of Common Stock shall be (i) subdivided by stock split, stock dividend or otherwise into a greater number of shares, or (ii) combined or consolidated, by reclassification or otherwise, into a lesser number of shares, then the Conversion Rate shall simultaneously be proportionately increased or decreased, as the case may be, such that the holders of the Series A Preferred shall thereafter receive upon conversion thereof, the number of shares of Common Stock, they would have received had their Series A Preferred been converted into such shares immediately prior to the taking of the actions described in subsections (i) and (ii) of this Section 7.1.

7.2           Adjustments for Stock Dividends and Other Distributions.  If at any time or from time to time after the Original Issue Date the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company other than shares of Common Stock, and other than as otherwise adjusted in this Section 7 or as provided in Section 2, then, in each such event, provision shall be made so that the holders of the Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company that they would have received had their Series A Preferred been converted into Common Stock on the date for determining the holders of Common Stock entitled to receive the dividend or distribution.

7.3           Adjustment for Merger, Sale, Reclassification, Exchange and Substitution.

(a)           In case the Company after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, any capital stock of the Company shall be changed into or exchanged for securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its capital stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Conversion Rate and the number of shares of Common Stock into which the Series A Preferred is convertible so that, upon the basis and the terms and in the manner provided in this Certificate, the holder of Series A Preferred shall be entitled upon the conversion hereof at any time after the consummation of such Triggering Event, to the extent the Series A Preferred has not been converted or redeemed prior to such Triggering Event, to receive at the Conversion Rate in effect at the time immediately prior to the consummation of such Triggering Event, in lieu of the Common Stock issuable upon such conversion prior to such Triggering Event, the securities, cash and property to which such holder would have been entitled upon the consummation of such Triggering Event if such holder had converted immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 7.  Immediately upon the occurrence of a Triggering Event, the Company shall notify the holder in writing of such Triggering Event and provide the calculations in determining the number of shares of Common Stock issuable upon conversion and the adjusted Conversion Rate.

(b)           The surviving entity and/or each Person (other than the Company) which may be required to deliver any securities, cash or property upon the conversion of the Series A Preferred as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of Series A Preferred, (A) the obligations of the Company under the Series A Preferred (and if the Company shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under the Series A Preferred) and (B) the obligation to deliver to such holder such securities, cash or property as, in accordance with the foregoing provisions of this subsection (a).

(c)           Except as provided in Section 4, upon any liquidation, dissolution or winding up of the Company, if at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred is changed into the same or a different number of shares of any class of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, each holder of Series A Preferred shall have the right thereafter to have the Series A Preferred converted into the kind and amount of stock and other securities and property receivable upon the recapitalization, reclassification or other change by a holder of the number of shares of Common Stock into which the shares of Series A Preferred could have been converted immediately prior to the recapitalization, reclassification or change.

7.4           Issuances.  If, at any time within two (2) years following the Original Issue Date, the Company shall issue any Common Stock, except for the Excepted Issuances (as hereinafter defined), for a consideration per share that is less (a “Dilutive Issuance”) than the Original Issue Price (as adjusted pursuant to the provisions of this Section 7)  that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, Conversion Rate shall be reduced by multiplying the Conversion Rate by a fraction, the numerator of which is the price of the Dilutive Issuance and the demoninator of which is the Original Issue Price (as adjusted pursuant to the provisions of Section 7).  For purposes of this adjustment and except for the Excepted Issuances, the issuance of any security or debt instrument of the Company which has the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock, shall result in an adjustment to the Conversion Rate upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then Original Issue Price.  For purposes of this Certificate of Designations, "Excepted Issuance" shall mean any sale by the Company of its Common Stock or equity linked debt obligations in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of the securities or assets of a corporation or other entity (or any division or business unit thereof) so long as such issuances are not for the purpose of raising capital, (ii) the Company’s issuance of securities in connection with strategic supply, sale or license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants which are approved by the Board of Directors, and (iv) securities issued and outstanding as of the Original Issue Date.

7.5           Certificate of Adjustment.  In each case of an adjustment or readjustment of the Conversion Rate for Series A Preferred, the Company, at its expense, shall compute the adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing the adjustment or readjustment, and shall mail the certificate, by first class mail, postage prepaid, to each affected registered holder of the Series A Preferred at the holder’s address as shown on the Company’s books.

8.             Redemption.  Redemption.

8.1           Triggering Event.  A "Triggering Event" shall be deemed to have occurred in the event that the Company shall fail to achieve a Qualifying Listing on or before the Original Issue Date.

8.2           Redemption Option Upon Triggering Event.  In addition to all other rights of the Registered Holders contained herein, after a Triggering Event, each Registered Holder shall have the right to require the Company to redeem all or a portion of the then outstanding Series A Preferred at a price per share equal to the Series A Liquidation Preference (the “Redemption Price”).

8.3           Mechanics of Redemption Option. Within five (5) business days after the occurrence of the Triggering Event, the Company shall deliver written notice thereof via overnight courier ("Notice of Triggering Event") to each Registered Holder.  At any time after a Registered Holder’s receipt of a Notice of Triggering Event, any Registered Holder of Series A Preferred then outstanding may require the Company to redeem up to all of such holder’s Series A Preferred by delivering written notice thereof via overnight courier ("Notice of Redemption at Option of Holder") to the Company, which Notice of Redemption at Option of Holder shall indicate the number of shares of Series A that such holder is electing to redeem.

8.4           Payment of Redemption Price.  Upon the Company's receipt of a Notice(s) of Redemption at Option of Holder from any Registered Holder, the Company shall immediately notify each Registered Holder by facsimile or e-mail of the Company's receipt of such notice(s).  The Company shall deliver on the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder the applicable Redemption Price to all Registered Holders that deliver a Notice of Redemption at Option of Holder prior to the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder.  If the Company is unable to redeem all of the Series A Preferred submitted for redemption, the Company shall (i) redeem a pro rata amount from each Registered Holder based on the number of shares of Series A Preferred submitted for redemption by such Registered Holder relative to the total number of shares of Series A Preferred submitted for redemption by all Registered Holders and (ii) continue to redeem shares of Series A Preferred until paid in full.

9.             Fractional Shares.  No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred, and the number of shares of Common Stock, as applicable to be issued shall be rounded up to the nearest whole share.

10.           Status of Converted Stock.  Upon the conversion, redemption or extinguishment of the Series A Preferred, the shares converted, redeemed or extinguished will be automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Articles of Incorporation. Following conversion of all outstanding shares of Series A Preferred on the Mandatory Conversion, this Certificate of Designations shall be automatically cancelled and void and be of no further force and effect.

11.           Reservation of Common Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred, such number of shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred.

12.           Notices.  Except as otherwise stated, any notice required by the provisions of this Certificate to be given to the holders of shares of the Series A Preferred shall be deemed given upon the earlier of actual receipt thereof or deposit thereof in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of that holder appearing on the books of the Company.

13.           Restrictions and Limitations.  In addition to any vote required by law, the Company shall not, without the approval, by vote or written consent, of the Majority Holders voting together as a single class:

(a)           Amend this Certificate or otherwise alter or change the rights, preferences or privileges of the Series A Preferred so as to materially and adversely affect the same;

(b)           Increase or decrease (other than by redemption or conversion) the authorized number of shares of Series A Preferred.

 [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this __th day of _________, 2014.

BIOPHARMX CORPORATION

By:
Name:	James Pekarsky
Title:	CEO, President

EXHIBIT B

these securities have not been registered with the united states securities and exchange commission or the securities commission of any state pursuant to an exemption from registration under regulation d promulgated under the securities act of 1933, as amended (the “act”).  this warrant shall not constitute an offer to sell nor a solicitation of an offer to buy the securities in any jurisdiction in which such offer or solicitation would be unlawful.  the securities are “restricted” and may not be resold or transferred except as permitted under the act pursuant to registration or exemption therefrom.

COMMON STOCK PURCHASE WARRANT

To Purchase Shares of $0.001 Par Value Common Stock (“Common Stock”) of

No. [W-__]

BIOPHARMX CORPORATION

THIS CERTIFIES that, for value received, ________________ (the “Purchaser” or “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 8:00 p.m. New York City Time on the date that is five (5) years after the date hereof (the “Termination Date”), but not thereafter, to subscribe for and purchase from BioPharmX Corporation, a Nevada corporation (the “Company”), _________ shares of the Company’s common stock (“Warrant Shares”) equal to fifty percent (50%) of the number of shares of Common Stock into which the shares of Series A Preferred held by Holder are convertible at an initial exercise price of $3.70 per share (as adjusted from time to time pursuant to the terms hereof, the “Exercise Price”).

The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.  This Warrant is being issued in connection with the Subscription Agreement dated March __, 2014 (the “Subscription Agreement”), entered into between the Company and accredited investors in connection with the Company’s offering by the Company of up to $6,000,000 in Series A Preferred Stock (the “Series A Preferred Stock,” and such offering, the “Offering”).

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Subscription Agreement.

1.
Title of Warrant.  Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws.  The term “Holder” shall refer to the Purchaser or any subsequent transferee of this Warrant.

2.
Authorization of Shares.  The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price as set forth herein, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

3.	Exercise of Warrant.

a.
The Holder may exercise this Warrant, in whole or in part, at any time and from time to time by delivering (which may be by facsimile) to the offices of the Company or any transfer agent for the Common Stock this Warrant, together with a Notice of Exercise in the form annexed hereto specifying the number of Warrant Shares with respect to which this Warrant is being exercised, together with payment in cash to the Company of the Exercise Price therefore.

b.
In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, if requested by Holder and at its expense, shall within three (3) Trading Days (as defined below) issue and deliver to the Holder a new Warrant of like tenor in the name of the Holder or as the Holder (upon payment by Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.  Notwithstanding anything to the contrary set forth herein, upon exercise of any portion of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless such Holder is purchasing the full amount of Warrant Shares represented by this Warrant.  The Holder and the Company shall maintain records showing the number of Warrant Shares so purchased hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise.  The Holder and any assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this Section, following exercise of any portion of this Warrant, the number of Warrant Shares which may be purchased upon exercise of this Warrant may be less than the number of Warrant Shares set forth on the face hereof.  Certificates for shares of Common Stock purchased hereunder shall be delivered to the Holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid.  The Holder may withdraw its Notice of Exercise at any time if the Company fails to timely deliver the relevant certificates to the Holder as provided in this Agreement.  A Notice of Exercise shall be deemed sent on the date of delivery if delivered before 8:00 p.m. New York Time on such date, or the day following such date if delivered after 8:00 p.m. New York Time; provided that the Company is only obligated to deliver Warrant Shares against delivery of the Exercise Price from the holder hereof and, if the Holder is purchasing the full amount of Warrant Shares represented by this Warrant, surrender of this Warrant (or appropriate affidavit and/or indemnity in lieu thereof).  In lieu of delivering physical certificates representing the Warrant Shares issuable upon conversion of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Holder, by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The Company agrees to coordinate with DTC to accomplish this objective.

c.
The term “Trading Day” means (x) if the Common Stock is not listed on the NYSE or NYSE MKT but sale prices of the Common Stock are reported on Nasdaq Global Market, Nasdaq Global Select Market, Nasdaq Capital Market or another automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, (y) if the Common Stock is listed on the NYSE or NYSE MKT, a day on which there is trading on such stock exchange, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

The Company’s obligations to issue and deliver Warrant Shares upon an exercise in accordance with Section 3 above are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

4.
Call Rights.  The Company shall have the right to call the exercise of all, or the remaining portion of this Warrant outstanding and unexercised at the then-current Exercise Price in the event (i) the closing price of the Common Stock is not less than $6.00 per shares for the previous ten (10) Trading Days, (ii) all Warrant Shares are registered for resale by the Holder and (iii) there has been not less than $200,000 in trading volume for the previous ten (10) Trading Days (collectively the “Call Conditions”). For the purposes of this Warrant, the closing price and trading volume shall be as reported by Bloomberg, L.P. for the Common Stock.  In the event the Call Conditions are satisfied and the Company desires to exercise its call rights under this section, the Company shall deliver a notice to each registered Holder of the Warrants setting for the number of Warrants held and the dollar amount due to exercise the Warrants (the “Call Notice”).  Each Holder shall have thirty (30) calendar days from the receipt of the Call Notice to exercise the unexercised portion of the Warrants (the “Call Period”).  Upon the expiration of the Call Period, any unexercised Warrant shall automatically expire.

5.
No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of issuance of a fractional share upon any exercise hereunder, the Company will either round up to nearest whole number of shares or pay the cash value of that fractional share, which cash value shall be calculated on the basis of the average closing price of the Common Stock during the five (5) Trading Days immediately preceding the date of exercise.

6.
Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant certificates or any certificates for the Warrant Shares other than the issuance of a Warrant Certificate to the Holder in connection with the Holder’s surrender of a Warrant Certificate upon the exercise of all or less than all of the Warrants evidenced thereby.

7.	Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

8.
No Rights as Shareholder until Exercise.  Subject to Section 13 of this Warrant and the provisions of any other written agreement between the Company and the Purchaser, the Purchaser shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.  However, at the time of the exercise of this Warrant pursuant to Section 3 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

9.
Assignment and Transfer of Warrant.  This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company or its transfer agent as the Company may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (a) in a transaction registered under the Act, or (b) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the Holder of this Warrant to the effect that the transaction is so exempt.

10.
Loss, Theft, Destruction or Mutilation of Warrant; Exchange.  The Company represents, warrants and covenants that (a) upon receipt by the Company of evidence and/or indemnity reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate representing the Warrant Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and (b) upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate, without any charge therefor.  This Warrant is exchangeable at any time for an equal aggregate number of Warrants of different denominations, as requested by the holder surrendering the same, or in such denominations as may be requested by the Holder following determination of the Exercise Price.  No service charge will be made for such registration or transfer, exchange or reissuance.

11.
Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

12.
Effect of Certain Events. If at any time while this Warrant or any portion thereof is outstanding and unexpired there shall be a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a “Sale or Merger Transaction”), the Holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 12.

13.
Adjustments of Exercise Price and Number of Warrant Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 12.

a.
Subdivisions, Combinations, Stock Dividends and other Issuances.   If the Company shall, at any time while this Warrant is outstanding, (i) pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding Common Stock into a smaller number of shares, then the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 12(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.  The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price, or decreased proportionately to any increase in Exercise Price, pursuant to this paragraph 12(a), so that after such adjustments the aggregate Exercise Price payable hereunder for the  applicable number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

b.
Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed.  For purposes of this Warrant, “Fair Market Value” shall equal the  average closing trading price of the Common Stock on the Principal Market for the five (5) Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any Principal Market, and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company’s Board of Directors and the Holder.  If the Fair Market Value of the Common Stock cannot be determined by the Company’s Board of Directors and the Holder after five (5) business days, such determination shall be made by a third party appraisal firm mutually agreeable by the Board of Directors and the Holder, at the expense of the Company (the “Independent Appraiser”).  The fair market value as determined by the Independent Appraiser shall be final.  The Exercise Price shall be reduced to equal: (i) the Exercise Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

c.
Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be.  The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

d.
Reclassification, etc.  If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

14.
Notice of Adjustment.  Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, the Company, at its expense, shall promptly mail to the Holder of this Warrant a notice setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth the computation of such adjustment and a brief statement of the facts requiring such adjustment.

15.
Authorized Shares.  The Company covenants that during the period the Warrant is outstanding and exercisable, it will reserve and keep available from its authorized and unissued Common Stock a sufficient number of shares to provide solely for the issuance of the Warrant Shares upon the exercise of any and all purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law, regulation, or rule of any applicable market or exchange.

16.
Compliance with Securities Laws.  The Holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws.  Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered, for resale or otherwise, or if no exemption from registration exists) will bear substantially the following legend: THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

17.
Purpose of Warrant Shares.  Without limiting the Purchaser’s right to transfer, assign or otherwise convey the Warrant or Warrant Shares in compliance with all applicable securities laws, the Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Purchaser’s own account and not as a nominee for any other party, and that the Purchaser will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

18.
Registration Rights. The Holder shall be entitled to the registration rights as are provided in the Subscription Agreement of even date herewith, by and among BioPharmX Corporation and the Purchasers named therein.

19.	Miscellaneous.

a.
Issue Date; Choice of Law; Venue; Jurisdiction.  The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof.  This Warrant shall be binding upon any successors or assigns of the Company.  This Warrant will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law.  Each of the parties consents to the exclusive jurisdiction of the Federal and State Courts sitting in the County of New York in the State of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens or venue, to the bringing of any such proceeding in such jurisdiction.

b.
Modification and Waiver.  This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.  Any amendment effected in accordance with this paragraph shall be binding upon the Purchaser, each future holder of this Warrant and the Company.  No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

c.
Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice.  The addresses for such communications shall be to the addresses as shown on the books of the Company or to the Company at the address set forth for BioPharmX Corporation in the Offering Documents.  A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 19(c).

d.
Severability.  Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

e.
Specific Enforcement.  The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

f.
Counterparts/Execution.  This Warrant may be executed by facsimile and in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.  Execution and delivery of this Warrant by facsimile transmission (including delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Warrant for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  _______________ __, 2014

BIOPHARMX CORPORATION

By:
Name:	James Pekarsky
Title:	Chief Executive Officer

NOTICE OF EXERCISE

To:           BIOPHARMX CORPORATION

(1)           The undersigned hereby elects to exercise the attached Warrant for and to purchase thereunder, ______ shares of Common Stock, and herewith makes payment therefor of $_______.

(2)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_______________________________

(Name)

_______________________________

(Address)

_______________________________

(3)           Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

___________________________________
(Name)

____________________	___________________________________
(Date)	(Signature)

___________________________________
(Address)
Dated:

______________________________
Signature

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

                      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

                                                                                                     Dated:  ______________,

                                Holder’s Signature:               _____________________________

                                Holder’s Address:                 _____________________________

                                                                                   _____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March ___, 2014, by and among (i) (a) BioPharmX Corporation, a Nevada corporation (the “Company”), (b) James Pekarsky (“Pekarsky”), Anja Krammer (“Krammer”) and Kin Chan (“Chan”)(together the “Senior Management”) and (ii) the subscribers for the Company’s Series A Preferred Stock which are parties to the Subscription Agreement (as defined below)(the “Subscribers”).  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company and the Subscribers have entered into that certain Subscription Agreement dated as of March ___, 2014 (the “Subscription Agreement”), pursuant to which the Company has agreed to issue to Subscribers and Subscribers have agreed to purchase from the Company, up to $6,000,000 of Series A Preferred Stock and Warrants;

WHEREAS, in consideration of the Subscribers entering into the Subscription Agreement, the Company has agreed to provide certain rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by this agreement, agree as follows:

1.      Representations and Warranties of the Senior Management.  Each of the Senior Management, represents and warrants that:

1.1      (i) The Senior Management are beneficial owners, free and clear of all liens, charges or encumbrances of the following numbers of shares of Common Stock (of record or through a brokerage firm or other nominee arrangement), which constitutes 68.7% of the outstanding voting power of the Company’s Common Stock:

Pekarsky – 2,500,000 shares;

Krammer – 2,500,000 shares;

Chan – 1,200,000 shares.

1.2      Each member of the Senior Management (each of the foregoing, a “Warrantor”) has full power and authority to make, enter into and carry out the terms of this Agreement.  This Agreement has been duly executed and delivered by each Warrantor and constitutes the legal, valid and binding obligations of such Warrantor enforceable against such Warrantor in accordance with its terms.

1.3      The execution and delivery of this Agreement by each Warrantor do not, and the performance of this Agreement by such Warrantor will not: (i) conflict with or violate any law, rule regulation, order, decree or judgment applicable to any Warrantor or by which any Warrantor or any of the properties of any Warrantor is or may be bound or affected, or the certificate of incorporation or by-laws of the Company; (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under any contract to which any Warrantor is a party or by which any Warrantor or any of the affiliates or properties of any Warrantor is or may be bound or affected, or (iii) result in the creation of any encumbrance or restriction on any of the shares of Common Stock in the Company.  The execution and delivery of this Agreement by each Warrantor do not, and the performance of this Agreement by each Warrantor will not, require any consent or approval of any person or entity.

2.      Covenants and Agreements.

Unless the context requires otherwise, the Company hereby covenants and agrees as follows:

2.1      Periodic Reports and Other Information.  As long as each Subscriber that has  purchased not less than 500,000 shares of Series A Preferred holds at least 30% (the “Minimum Holdings”) of its original holdings (a “Qualified Subscriber”), the Company shall furnish to such Qualified Subscriber, to the extent not made publicly available and permitted by applicable law and regulations:

(a)      Quarterly Reports.  Within fifty (50) days after the end of each fiscal quarter of the Company, unaudited consolidated quarterly financial statements for such fiscal quarter, including a balance sheet as of the end of such fiscal quarter, a statement of income and a statement of cash flows of the Company for such fiscal quarter, setting forth in each case in comparative form the figures from the Company’s previous fiscal year and for the three, six or nine months then ended, as the case may be, prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as noted) and reviewed by internationally recognized independent certified public accountants, which fairly present the financial condition, results of operations and cash flows of the Company at the date thereof and for the periods covered thereby;

(b)      Annual Reports.  Within one hundred five (105) days after the end of each fiscal year of the Company, audited consolidated annual financial statements for such fiscal year, including a balance sheet as of the end of such fiscal year, a statement of income and a statement of cash flows of the Company for such year, setting forth in each case in comparative form the figures from the Company’s previous fiscal year, if any, prepared in accordance with GAAP applied on a consistent basis (except as noted) and audited by internationally recognized independent certified public accountants, which fairly present the financial condition, results of operations and cash flows of the Company at the date thereof and for the periods covered thereby;

(c)      Business Plan and Annual Budget.  The Company shall prepare and submit to each Qualified Subscriber and the Company’s Board of Directors (the “Board”) for their approval at least thirty (30) days prior to the beginning of the next financial year or period the annual budget (“Annual Budget”) of the Company and its subsidiaries on a consolidated basis setting out in reasonable detail the planned annual capital and operating budgets in reasonable detail, projected revenues, a projected financial statement for such fiscal year on a quarterly basis, and promptly after preparation from time to time, any revisions to the forecasts contained therein of the Company and its Subsidiaries and attaching thereto such notes as are necessary, desirable or customary, together with a business plan setting forth in reasonable detail the operating goals of the Company and its Subsidiaries for the following year (the “Business Plan”).

2.2      Inspection.  The Company shall permit each Qualified Subscriber and any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, to examine its records and make copies thereof and to discuss its affairs, finances and accounts with its officers, at all such reasonable times and as often as may be reasonably requested upon reasonable notice, provided that such visits and inspections shall not unduly interrupt the daily operation of the Company or its subsidiaries or affiliates.  Each Qualified Subscriber and its participating agents and representatives, in exercising rights of inspection hereunder, agree to maintain the confidentiality of all financial and other confidential information of the Company, its subsidiaries and affiliates acquired by them.  If requested by the Company, each Qualified Subscriber, in exercising its rights under this Section 2.2 shall execute a confidentiality agreement with the Company in such reasonable form and substance as agreed between each Qualified Subscriber and the Company.

2.3      Qualifying Listing.  The Company shall use commercially reasonable efforts to effect a Qualifying Listing (as defined below) on or before the third anniversary of the first issuance of the Series A Preferred.  For purposes of this Agreement, a “Qualifying Listing” shall mean the receipt by the Company of approval to list on any tier of the NYSE or NASDAQ which are registered under the Securities Exchange Act of 1934, as amended, as a “national securities exchange,” including the NYSE MKT, NASDAQ Global Select Market, NASDAQ Global Market,  NASDAQ Capital Market or their successors.

2.4      Accountants.  As long as a Qualified Subscriber holds the Minimum Holdings, the Company hereby covenants and agrees that the Company shall retain independent public accountants (the “Accountants”) of recognized standing and acceptable to the Audit Committee of the Board who shall certify the Company’s consolidated financial statements according to GAAP at the end of each fiscal year.  The Company shall not terminate the services of the Accountants without the approval of the Audit Committee.

3.      Right of Participation in Future Securities Offerings.

3.1      Issuance Notice.  Subject to the terms and conditions of this Section and applicable securities laws, and subject to the consent and approval of the Company’s underwriter at the time of an offering, if the Company shall effect an underwritten public offering of its securities at the time of a Qualifying Listing each Qualified Subscriber shall have the right to sell through such underwriter the following amounts of shares into which the then remaining Series A Preferred is convertible (the “Conversion Shares”):

(a)       If the public offering price (the “IPO Price”) is two (2) times the original purchase price of the Conversion Shares (the “Original Purchase Price”), but less than three (3) times the Conversion Price, the Qualified Subscribers may sell up to 25% of their Conversion Shares;

(b)      If the IPO Price is three (3) times the Conversion Price, but less than four (4) times the Original Purchase Price, the Qualified Subscribers may sell up to 15% of their Conversion shares; and

(c)      If the IPO Price is four (4) times the Original Purchase Price or more, the Qualified Subscribers may not sell any of their Conversion shares.

4.      Tag-Along Right.

4.1      Tag-Along Right.  (a)  If a member of Senior Management is directly or indirectly transferring Common Stock to a third party purchaser that is not a family member or trust (a “Third Party Purchaser”), then each Qualified Subscriber shall have the right to sell to such Third Party Purchaser a percentage of its Conversion Shares equal to (i) the percentage of the member of Senior Management’s Common Stock being sold times (ii) a fraction, the numerator of which is 1 and the denominator of which is the number of Qualified Subscribers, at a price equal to the price at which the member of Senior Management is selling (the “Offer Price”).

(b)   Each member of Senior Management shall give notice to the Qualified Subscribers of each proposed sale by any of them of Common Stock which gives rise to the rights of the Qualified Subscribers in this Section, at least fifteen (15) business days prior to the proposed consummation of such sale, setting forth the number of shares of Common Stock, the name and address of the proposed Third Party Purchaser, the proposed amount and form of consideration and terms and conditions of payment offered by such Third Party Purchaser, the percentage of shares of Common Stock that each Qualified Subscriber may sell to such Third Party Purchaser, and a representation that such Third Party Purchaser has been informed of the “tag-along” rights provided for in this Section and has agreed to purchase Common Stock in accordance with the terms hereof.  The tag-along rights provided by this Section must be exercised by a Qualified Subscriber within fifteen (15) business days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the member of Senior Management indicating the Qualified Subscriber’s election to exercise its rights and specifying the number of shares of Common Stock (up to the maximum number of Conversion Shares owned by the Qualified Subscriber to be purchased by such Third Party Purchaser) it elects to sell (the “Tag-along Exercise Notice”), provided that a Qualified Subscriber may waive its rights under this Section prior to the expiration of such fifteen (15) business day period by giving written notice to the member of Senior Management, with a copy to the Company.  The failure of a Qualified Subscriber to respond within such fifteen (15) business day period shall be deemed to be a waiver of the Qualified Subscriber ’s rights under this Section.

4.2       Exempt Transfers.  The tag-along rights set forth in this Section 4 shall not apply to (i) any transfer to a spouse, child, or other dependent or a trust for the benefit of any of the foregoing persons (a “Permitted Holder”); provided that any such Permitted Holder agrees in writing to be bound by this Agreement in place of the relevant transferor, (ii) the sale in an unsolicited broker’s transaction pursuant to Rule 144 under the Securities Act of 1933, as amended, or any successor rule or (iii) the Transfer (as defined below) by a member of Senior Management of no more than 3% of the total outstanding equity interest in the Company on a fully-diluted basis if, after such Transfer, the members of Senior Management still hold not less than 20% of the total outstanding equity interest in the Company on a fully diluted basis (the “Exempt Transfers”).  “Transfer” shall mean sell, transfer, assign, pledge, hypothecate, dispose of, mortgage, enter into any voting trust or other agreement, option or other arrangement or understanding with respect thereto, whether directly or indirectly and whether voluntarily or involuntarily.

5.      Board Representation and Committees.

5.1          Number of Board Members.  The Company shall, effective upon Closing and until the termination of this Agreement, take all appropriate actions to fix and maintain a Board of no more than five (5) voting members and the Company shall not change the number of voting members of its Board without the prior written approval of the Qualified Subscribers.

5.2          Qualified Subscriber Nominees.  Upon the Qualified Subscriber Election (as defined below), so long as there remains a Qualified Subscriber, the Qualified Subscribers shall be entitled to appoint one (1) voting member  of the Company’s Board (a “Qualifying Subscriber Nominee”).

5.3          Board Committees.  The Company shall establish Audit and Compensation Committees of the Board and the Qualified Subscriber Nominee shall serve on both committees to the extent permitted by applicable law and exchange listing rules.

5.4          Qualified Subscriber Election.  If the Qualifying Subscribers provide written notice to the Company informing the Company of (i) their election (the “Election”) to be represented on the Board and (ii) the name(s) of the Qualified Subscriber Nominee, then, as soon as practicable after its receipt of such notice from a Qualified Subscriber, but in no event later than five (5) business days after such receipt, the Company shall:

(a)      provide notice of the Election to the Company’s Board, and

(b)      to the extent permissible under applicable laws and regulations (including rules of any relevant listing exchange), take all necessary actions so as to permit the Qualified Subscriber Nominee to be duly appointed or elected as a member of the Company’s Board as soon as practicable.

5.5      Voting Agreement.  The members of Senior Management agree to vote, or cause to be voted, all of the Company’s voting shares owned by such members of Senior Management (of record or through a brokerage firm or other nominee arrangement), or over which such member of Senior Management has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the Qualified Subscriber Nominees are duly elected to the Board.  The members of Senior Management further covenant not to frustrate the purpose of the immediately preceding sentence by any means, including through entering into any agreement or commitment inconsistent with such purpose, including but not limited to any inconsistent pledge, charge, hypothecation, voting agreement, voting trust or other disposition of voting rights of the Common Stock over which the members of Senior Management retain beneficial ownership or the economic benefits and risks attendant thereto.

5.6      Vacancies.  Any vacancies created by the resignation, removal or death of a Qualified Subscriber Nominee appointed or elected to the Board shall be filled pursuant to the provisions of this Section.

6.      Senior Management Additional Voting Agreement.

6.1      Voting Agreement.  At all times that more than 60% of the Series A Preferred issued by the Company under the Subscription Agreement remains outstanding, the members of Senior Management agree to vote, or cause to be voted, all of the Company’s voting shares owned by such members of Senior Management (of record or through a brokerage firm or other nominee arrangement), or over which such member of Senior Management has voting control, from time to time and at all times, in favor of any transaction which would result in a sale of more than 50% of the voting stock of the Company or substantially all of its assets, if such transaction is approved in writing by the holders of more than 50% of the then outstanding Series A Preferred.  The members of Senior Management further covenant not to frustrate the purpose of the immediately preceding sentence by any means, including through entering into any agreement or commitment inconsistent with such purpose, including but not limited to any inconsistent pledge, charge, hypothecation, voting agreement, voting trust or other disposition of voting rights of the Common Stock over which the members of Senior Management retain beneficial ownership or the economic benefits and risks attendant thereto.

7.      Miscellaneous.

7.1      Termination.  This Agreement will be automatically terminated with no further effect at such time that less than 30% of the Series A Preferred originally issued pursuant to the Subscription Agreement remains outstanding.

7.2      Specific Enforcement.  Upon a breach by the Company or any member of the Senior Management of this Agreement, the Subscribers shall be entitled to injunctive relief against the Company or such member of the Senior Management if such relief is applicable and available, as a remedy at law would be inadequate and insufficient. Nothing in this Section shall be construed as limiting the Subscribers’ remedies in any way.

7.3      Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or delivered by overnight courier or mailed by first-class registered or certified mail, postage prepaid, return receipt requested, or by facsimile transmission.  Every notice hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, upon transmission by facsimile and confirmed facsimile receipt, or two (2) days after the same shall have been deposited with a reputable international overnight courier.

(a)      If to a Subscriber, at its address as set forth in the Subscription Agreement, or at such other address as may have been furnished to the Company by it in writing.

(b)      If to any member of the Senior Management, at the address set forth on Schedule I to this Agreement, or at such other address as may have been furnished to the Company by it in writing.

(c)      If to the Company at:

BioPharmX Corporation
1098 Hamilton Court
Menlo Park, California 94025
Attention: James Pekarsky, CEO
Fax: 650-900-4130

with a copy to:

Ofsink, LLC
900 Third Avenue, 5th Floor
New York, New York 10022
Fax: 646-244-9844

7.4      Amendments and Waiver.  Unless otherwise specifically stated herein, any term of this Agreement may be amended with the written consent of the party against whom enforcement may be sought and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively).  In the case of the Subscribers, a waiver may be effected by written consent of greater than 50% of the then outstanding Series A Preferred.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.5      Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

7.6      Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement to the extent permitted by law.

7.7      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.8      Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the respective representatives, successors and assigns of the parties hereto.

7.9       Counterparts.  This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Investor Rights Agreement as of the day and year written above.

THE COMPANY:

BIOPHARMX CORPORATION

By:
Name:	James Pekarsky
Title:	Chief Executive Officer

SENIOR MANAGEMENT:

James Pekarsky

Anja Krammer

Kin Chan

THE SUBSCRIBER:

Accepted and Agreed to:
____________________________________

By:_________________________________
Name:
Title: Authorized Signatory

Schedule I

Addresses of Senior Management:

1.

2.

3.